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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

    KNOW ALL PEOPLE BY THESE PRESENTS, that each of the undersigned officers and directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), which is about to file with the Securities and Exchange Commission, Washington,
D. C., under the provisions of the Securities Act of 1933, a Registration Statement on Form S-3 for the registration of 240,010 Shares of Registrant's Common Stock, par value $.01 per share, for sale and public offering by and for the account of certain selling stockholders having the contractual right to the registration thereof and who will be named in said Registration Statement, hereby constitutes and appoints Robert F. Meyerson, Dan R. Wipff and Robert A. Goodman, his attorneys-in-fact and agents, and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to prepare and sign said Registration Statement and any or all amendments thereto, and to file the same with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth opposite his name.

         Name                        Title                        Date
         ----                        -----                        ----

/s/ Robert F. Meyerson          Chief Executive Officer         July 18, 1994
- -----------------------         (principal executive officer),
Robert F. Meyerson              Chairman of the Board, and
                                Director

/s/ Dan R. Wipff                President, Chief Operating      July 18, 1994
- -----------------------         Officer, Chief Financial
Dan R. Wipff                    Officer (principal accounting
                                and financial officer), and
                                Director

/s/ Raj Reddy                   Director                        July 18, 1994
- -----------------------
Raj Reddy

/s/ Norton W. Rose              Director                        July 18, 1994
- -----------------------
Norton W. Rose

/s/ Robert A. Goodman           Director                        July 18, 1994
- -----------------------
Robert A. Goodman

/s/ J. Robert Anderson          Director                        July 18, 1994
- -----------------------
J. Robert Anderson

/s/ Walter J. Salmon            Director                        July 18, 1994
- -----------------------
Walter J. Salmon